SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

June 7, 2002

PACIFICORP

(Exact name of registrant as specified in its charter)

STATE OF OREGON (State or other jurisdiction of incorporation)	1-5152 (Commission File No.)	93-0246090 (I.R.S. Employer Identification No.)

825 N.E. Multnomah, Suite 2000, Portland, Oregon (Address of principal executive offices)	97232-4116 (Zip code)

Registrant's telephone number, including area code:
(503) 813-5000

(Former Name or Former Address, if changed since last report)

Item 5.   OTHER EVENTS

On June 7, 2002, the Idaho Public Utilities Commission approved a $25.0 million stipulation on power costs, as per the ScottishPower plc press release dated June 10, 2002, attached as Exhibit 99. In addition the press release includes information on a rate order in Oregon that was previously described in PacifiCorp's Annual Report on Form 10-K for the year ended March 31, 2002.

The Idaho order will allow PacifiCorp to recover some of the money spent during the regional wholesale power crisis of 2000-2001 to serve Idaho customers.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (c)  Exhibits.

               99.  ScottishPower plc Press Release dated June 10, 2002

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
PACIFICORP (Registrant) By /s/ Andrew P. Haller Andrew P. Haller Senior Vice President, General Counsel and Corporate Secretary

Date:       June 11, 2002